Exhibit 99.1

Joint Filing Agreement

December 20, 2019

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, of a statement on Schedule 13G (including amendments, restatements, supplements and/or exhibits thereto) with respect to common stock, $0.01 par value per share, of Capital Senior Living Corporation.

Steven D. Lebowitz		Andrew Lebowitz

By:	/s/ Andrew Collins	By:	/s/ Andrew Collins
	Andrew Collins, Attorney-In-Fact		Andrew Collins, Attorney-In-Fact

Deborah P. Lebowitz		Ashley Lebowitz

By:	/s/ Andrew Collins	By:	/s/ Andrew Collins
	Andrew Collins, Attorney-In-Fact		Andrew Collins, Attorney-In-Fact

David Lebowitz		The Lebowitz Family Stock, LLC

By:	/s/ Andrew Collins	By:	/s/ Andrew Collins
	Andrew Collins, Attorney-In-Fact		Andrew Collins, Attorney-In-Fact

Amanda Lebowitz		Lebowitz RCT, L.P.

By:	/s/ Andrew Collins	By:	/s/ Andrew Collins
	Andrew Collins, Attorney-In-Fact		Andrew Collins, Attorney-In-Fact

Lauren Lebowitz Salem		Lebowitz RCT, Inc.

By:	/s/ Andrew Collins	By:	/s/ Andrew Collins
	Andrew Collins, Attorney-In-Fact		Andrew Collins, Attorney-In-Fact

Robert Lebowitz		Leonard S. Pearlstein

By:	/s/ Andrew Collins	By:	/s/ Andrew Collins
	Andrew Collins, Attorney-In-Fact		Andrew Collins, Attorney-In-Fact

Kathryn Lebowitz Silverberg

By:	/s/ Andrew Collins
Andrew Collins, Attorney-In-Fact